PLEDGE AND SECURITY AGREEMENT

     THIS PLEDGE AND SECURITY AGREEMENT ("Pledge Agreement") is made as of May 17, 2004 between NRL ACQUISITION CORP., a corporation incorporated under the laws of the State of Delaware ("Pledgor"), and CENTRAL ASIAN INDUSTRIAL HOLDINGS N.V., a company organized under the laws of The Netherlands Antilles ("Pledgee").

                                   WITNESSETH

     WHEREAS, Pledgee and Pledgor have entered into a Share Purchase Agreement dated May 17, 2004 (the "Share Purchase Agreement"), pursuant to which Pledgor has agreed to purchase, and Pledgee has agreed to sell, 22,925,701 shares of common stock, par value $0.0001 per share (the "Sale Shares"), of Chaparral Resources, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company") and Pledgee has agreed to assign, and Pledgor has agreed to accept assignment of, among other agreements, a stock purchase warrant to purchase 3,076,923 shares of the Company's common stock (the "Warrant").

     WHEREAS, Pledgee and Nelson Resources Limited, a company organized under the laws of Bermuda ("Parent"), have entered into a Note (the "Note"), dated the date hereof, pursuant to which Parent promises to pay Pledgee an aggregate principal amount of Twenty-Three Million Nine Hundred Eleven Thousand Eight Hundred Eighty-Four US Dollars ($23,911,884.00) (the "Principal Amount") plus interest for, among other consideration, the purchase by Pledgor of the Sale Shares and the assignment of the Warrant.

     NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and in order to induce Pledgee to accept the Note, Pledgor and Pledgee hereby agree as follows:

     1. Definitions. "Encumbrance" means any charge or claim, community property interest, condition, equitable interest, assessment, levy, lien (statutory or otherwise), encumbrance, option, proxy, pledge, security interest, mortgage, right of first refusal, preemptive right, right of first offer, retention of title agreement, defect of title or restriction of any kind or nature, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

     "Pledgee's Counsel" means White & Case LLP, located at 1155 Avenue of the Americas, New York, NY 10036-2787, United States of America.

     "Pledgor's Counsel" means Coudert Brothers LLP, located at 1114 Avenue of the Americas, New York, NY 10036-7703, United States of America.

     2. Pledge. Pledgor hereby grants a priority pledge to Pledgee over, and grants to Pledgee a priority security interest in, the Sale Shares, the Warrant and the shares of common stock issuable upon the exercise of the Warrant (collectively, the "Pledged Securities") as security for the prompt and complete payment when due of the Principal Amount, together with accrued and unpaid interest thereon, and full payment and performance of the obligations and liabilities of Parent under the Note.

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     3. Delivery of Pledged Securities. On or prior to the date hereof, Pledgee shall instruct the Company's transfer agent, Computershare Investor Services, LLC, in Chicago, Illinois (the "Transfer Agent"), to deliver a certificate representing the Sale Shares in the name of Pledgor (the "New Certificate") via courier to Pledgor's Counsel as soon as practicable on or after the date hereof. Pledgor shall instruct Pledgor's Counsel to deliver to Pledgee's Counsel (who shall take receipt thereof on behalf of Pledgee) immediately upon receipt of the New Certificate from the Transfer Agent but in any event no later than the second (2nd) Business Day following the date of receipt thereof by Pledgor's Counsel, the New Certificate, together with an undated stock power duly executed in blank sufficient to transfer title thereto to Pledgee. On the date hereof, Pledgor shall deliver to Pledgee the Warrant, together with an undated duly executed form of assignment sufficient to transfer title thereto to Pledgee. The Pledged Securities shall be returned to Pledgor when all amounts outstanding under the Note have been paid.

     4. Voting Rights; Cash Dividends. Unless Parent fails to pay when due the full amount of the Principal Amount and the interest then accrued thereon, Pledgor shall be entitled to all voting rights with respect to the Pledged Securities and shall be entitled to receive all cash dividends and other cash distributions, if any, paid in respect of the Pledged Securities. Upon the occurrence of and during the continuance of any such payment default, Pledgor shall no longer be able to vote the Pledged Securities and Pledgee shall retain all such cash dividends payable on the Pledged Securities as additional security hereunder.

     5. Distributions, etc. If, while this Pledge Agreement is in effect, Pledgor becomes entitled to receive or receives all other or additional common stock of the Company or other securities or property (other than cash) in addition to, in substitution of, or in exchange for any of the Pledged Securities (whether as a distribution in connection with any split, spin-off, split-up, consolidation, merger, conveyance of assets, liquidation, recapitalization, reorganization or reclassification, or otherwise), Pledgor shall accept such securities or other property on behalf of and for the benefit of Pledgee as additional security for Parent's obligations under the Note and shall deliver such additional security to Pledgee together with duly executed forms of assignment in accordance with Section 3 above, and such additional security shall be deemed to be part of the Pledged Securities hereunder.

     6. Default. If Parent defaults in the payment of the Principal Amount and/or the interest then accrued thereon when it becomes due (whether upon demand, acceleration or otherwise), Pledgee may exercise any and all of the rights, powers, and remedies of any owner of the Pledged Securities (including the right to vote the securities and receive distributions with respect to such securities) and shall have and may exercise without demand any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code of New York (the "UCC") or otherwise available to Pledgee under applicable law, provided that Pledgee shall be required to notify Pledgor at least thirty (30) days prior to taking any action to dispose of the Pledged Securities.

     7. Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Pledged Securities pursuant hereto shall be applied by the Pledgee in the following order of priority:

     (a) First, to the payment of all costs and expenses of such collection, sale or other realization (including reasonable out-of-pocket costs and expenses of Pledgee and fees and expenses of its agents and counsel, and all expenses, liabilities and advances made or incurred in connection therewith);

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     (b) Next, to the payment in full of the Principal Amount and any interest accrued thereon and any other amounts otherwise owing by Parent to Pledgee under the Note; and

     (c) Finally, to the payment to Pledgor or its successors and assigns, unless otherwise provided by law or directed by a court of competent jurisdiction.

     8. Costs and Attorneys' Fees. All costs and expenses (including reasonable attorneys' fees) incurred in enforcing any rights conferred by this Pledge Agreement shall become part of the indebtedness secured hereunder and shall be paid by Pledgor.

     9. Representations, Warranties and Covenants. (a) Pledgor hereby represents and warrants that: (i) it has good and valid title to all of the Pledged Securities, free and clear of all Encumbrances (other than those created hereby); (ii) it has the power and authority to pledge the Pledged Securities in the manner contemplated by this Pledge Agreement; (iii) when the certificate(s) representing the Pledged Securities and the Warrant are delivered to Pledgee in accordance with this Pledge Agreement, Pledgee will obtain a valid and perfected first priority lien upon and security interest in the Pledged Securities free of adverse claims of any other person; and (iv) all the stock powers and instruments of assignment executed and delivered to Pledgee in connection with this Pledge Agreement and the delivery of the Pledged Securities hereunder are, and will be, "effective endorsements" within the meaning of the UCC.

     (b) Pledgor hereby covenants that: (i) until such time as all amounts due under the Note have been repaid, Pledgor shall not (x) create, incur, assume or suffer to exist any Encumbrance of any kind against the Pledged Securities or Pledgor's rights as a holder thereof, or (y) sell or otherwise transfer any Pledged Securities or any interest therein; and (ii) it shall defend its right, title and interest to the Pledged Securities against any and all adverse claims, liens and security interests (other than security interests created by this Pledge Agreement)

     10. Further Assurances. Pledgor agrees that, at any time and from time to time upon the written request of Pledgee, Pledgor shall execute and deliver such further documents (including UCC financing statements) and do such further acts and things as Pledgee may reasonably request in order to effect the purposes of this Pledge Agreement.

     11. Attorney-in-Fact. Subject to the first sentence of Section 4 hereof, Pledgor hereby appoints Pledgee the attorney-in-fact of Pledgor and gives Pledgee its proxy to vote the Pledged Securities for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument that Pledgee may deem necessary or advisable to accomplish the purposes hereof, which appointment and proxy each is irrevocable and coupled with an interest.

     12. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         13. No Waiver; Cumulative Remedies. Pledgee shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Pledgee, and then only to the extent

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therein set forth. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of Pledgee, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

     14. Waivers; Amendments. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the parties hereto. This Pledge Agreement and all obligations of the Pledgor hereunder shall together with the rights and remedies of Pledgee hereunder, inure to the benefit of Pledgee and its successors and assigns.

     15. Governing Law. (a) This Pledge Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to any conflicts of laws principles thereof which would result in the application of the laws of another jurisdiction.

     (b) (i) Any dispute, controversy or claim (whether in contract, tort or otherwise) arising out of or relating to this Pledge Agreement, or the breach, termination or invalidity hereof, shall be finally and exclusively settled by arbitration by three arbitrators in London under the UNCITRAL Arbitration Rules then in force (the "Rules"). Each of Pledgee and Pledgor shall appoint one arbitrator in accordance with the Rules, and the two arbitrators so appointed shall appoint the third (and presiding) arbitrator in accordance with the Rules within thirty (30) days from the date of appointment of the second arbitrator. In the event of an inability to agree on a third arbitrator, the appointing authority shall be the London Court of International Arbitration, acting in accordance with such rules as it may adopt for this purpose. The language of the arbitration shall be English.

          (ii) In the event of any conflict between the Rules and the provisions of this Pledge Agreement, the provisions of this Pledge Agreement shall prevail.

          (iii) The arbitrators shall have the power to grant any remedy or relief that they deem just and equitable and that is in accordance with the terms of this Pledge Agreement, including specific performance, and including, but not limited to, injunctive relief, whether interim or final, and any such relief and any interim, provisional or conservatory measure ordered by the arbitrators may be specifically enforced by any court of competent jurisdiction.

          (iv) The award of the arbitrators shall be final and binding on Pledgee and Pledgor.

          (v) The award of the arbitrators may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing party in any competent jurisdiction.

     (c) Except for arbitration proceedings pursuant to Section 15(b), no action, lawsuit or other proceeding (other than in connection with the enforcement of an arbitration decision or an action to compel arbitration) shall be brought by or between Pledgee and/or Pledgor in connection with any matter arising out of or in connection with this Pledge Agreement.

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     (d) Each of Pledgee and Pledgor hereby represents and acknowledges that it is acting solely in its commercial capacity in executing and delivering this Pledge Agreement and in performing its obligations hereunder, and each of Pledgee and Pledgor hereby irrevocably waives with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Pledge Agreement and any other document or instrument contemplated hereby, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), attachment of assets, and enforceability of judicial or arbitral awards.

     16. Successors and Assigns. This Pledge Agreement shall be binding upon, and inure to the benefit of, Pledgor and Pledgee and their respective successors and permitted assigns. Pledgor may not assign any of its rights or obligations under this Pledge Agreement without the prior written consent of Pledgee. Pledgee may assign any of its rights or obligations under this Pledge Agreement to any person that is a permitted assignee under the Note.

     17. Notices. All notices, demands, requests, statements, certificates, waivers and other communications required or permitted to be given under this Pledge Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by facsimile (upon confirmation of receipt), as follows:

     (a)  if to Pledgee, to it at:

          Central Asian Industrial Holdings N.V.
          c/o 3rd Floor, Broughton House
          6-8 Sackville Street
          London W1 3DG
          United Kingdom
          Attention: Ian Connor
          Fax: +44-20-7494 6070

          with a copy (which shall not constitute notice) to:

          White & Case
          7-11 Moorgate
          London EC2R 6HH
          United Kingdom
          Attention: Andrew Weiler
          Fax: +44-20-7600 7030

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     (b)  if to Pledgor, to it at:

          NRL Acquisition Corp.
          c/o Commonwealth and British Services Limited
          7th Floor
          19 Berkeley Street
          London W1J 8ED
          United Kingdom
          Attention: R. Frederick Hodder
          Fax: +44-20-7495 8908

          with a copy (which shall not constitute notice) to:

          Coudert Brothers LLP
          60 Cannon Street
          London EC4N 6JP
          United Kingdom
          Attention: Peter O'Driscoll
          Fax: +44 20 7248 3001

or to such other person or address as either Pledgor or Pledgee shall specify by notice in writing to the other. All such notices, demands, requests, statements, certificates, waivers and communications shall be deemed to have been received upon receipt thereof.

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     IN WITNESS WHEREOF, this Pledge Agreement has been executed by the duly authorized representatives of the parties hereto as of the date first written above.

                                           Pledgee
                                           -------

                                           CENTRAL ASIAN INDUSTRIAL
                                           HOLDINGS N.V.

                                           By /s/ Askar Alshinbayev
                                             ----------------------------------
                                             Name:   Askar Alshinbayev
                                             Title:  Managing Director


                                           Pledgor
                                           -------

                                           NRL ACQUISITION CORP.

                                           By /s/ Frederick Hodder
                                             ----------------------------------
                                             Name:   Frederick Hodder
                                             Title:  President

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